Exhibit 99.1

NEWS RELEASE

Contact:

Alliance HealthCare Services

Howard Aihara

Executive Vice President

Chief Financial Officer

(949) 242-5300

ALLIANCE HEALTHCARE SERVICES REPORTS RESULTS

FOR THE QUARTER AND SIX MONTHS ENDED JUNE 30, 2009;

UPDATES FULL YEAR 2009 GUIDANCE

NEWPORT BEACH, CA—July 29, 2009—Alliance HealthCare Services, Inc. (NYSE:AIQ) (the “Company” or “Alliance”), a leading national provider of outpatient diagnostic imaging and radiation therapy services, announced results for the second quarter and six months ended June 30, 2009.

Second Quarter and First Six Months 2009 Financial Results

Revenue for the second quarter of 2009 increased 5.9% to $130.0 million from $122.8 million in the second quarter of 2008. For the first six months of 2009, revenue was $261.8 million compared to $241.9 million in the same period of 2008, an increase of 8.2%.

Alliance’s Adjusted EBITDA (as defined below) was $48.0 million in the second quarter of 2009, a 3.0% increase, compared to $46.6 million in the same quarter a year ago. For the first six months of 2009, Adjusted EBITDA totaled $95.8 million compared to $90.2 million in the first six months of 2008, an increase of 6.2%.

Alliance’s net income decreased 18.7% to $4.2 million in the second quarter of 2009 compared to $5.1 million in the second quarter 2008. For both the first six months of 2009 and 2008, Alliance’s net income was $8.5 million.

Earnings per share on a diluted basis, computed in accordance with generally accepted accounting principles, was $0.08 per share in the second quarter of 2009 and $0.10 per share in the second quarter of 2008. Earnings per share on a diluted basis were $0.16 per share for both the first six months of 2009 and 2008. Beginning January 1, 2009, costs related to mergers and acquisitions must be expensed as incurred.  In the first six months of 2009, the Company recorded $0.8 million in acquisition related costs (included in Transaction costs) which negatively impacted diluted earnings per share by $0.01.

Cash flows provided by operating activities was $27.2 million in the second quarter of 2009 compared to $24.3 million in the corresponding quarter of 2008, and totaled $58.8 million and $52.6 million in the first six months of 2009 and 2008, respectively.  Capital expenditures in the second quarter of 2009 were $19.0 million compared to $9.7 million in the second quarter of 2008, and were $33.9 million and $26.6 million for the first six months of 2009 and 2008, respectively. Alliance opened nine new fixed-site imaging centers and opened one radiation oncology center in the second quarter of 2009. Alliance opened 14 new fixed-site imaging centers and opened two radiation oncology centers in the first six months of 2009.

Alliance’s net debt, defined as total long-term debt (including current maturities) less cash and cash equivalents, decreased $27.7 million to $561.6 million at June 30, 2009 from $589.3 million at December 31, 2008. Cash and cash equivalents were $102.9 million at June 30, 2009 and $73.3 million at December 31, 2008.

The Company’s total long-term debt (including current maturities) increased to $664.5 million at June 30, 2009 from $662.6 million as of December 31, 2008.

Paul S. Viviano, Chairman of the Board and Chief Executive Officer, stated, “Alliance HealthCare Services continues to implement our core strategic initiatives in the context of challenging economic circumstances, which has placed significant volume pressure on our business. Alliance’s second quarter 2009 results reflect a 6% increase in revenue and a 3% increase in Adjusted EBITDA over the second quarter of 2008. Our focus is on driving new annualized sales and developing de novo projects for MRI, PET/CT, and radiation oncology, optimizing operating efficiencies and implementing cost savings, and strengthening our balance sheet while diligently evaluating selective acquisitions. Alliance is committed to continuing the diversification of our clinical service lines, emphasizing the development of fixed-site imaging centers and de novo radiation therapy cancer centers”

Full Year 2009 Guidance

Given the challenging economic circumstances that Alliance and many healthcare services providers are facing, the Company is updating its full year 2009 guidance ranges as follows:

	Previous	Updated
	Guidance Range	Guidance Range
(Dollars in millions)

Revenue	$536 - $551	$503 - $518
Adjusted EBITDA	$187 - $202	$177 - $192
Cash capital expenditures	$60 - $70	$60 - $70
Decrease in long-term debt, net of the change in cash and cash equivalents (before acquisitions)	$52 - $67	$44 - $59
Fixed-site imaging center openings	20 - 25	20 - 25
Radiation therapy center openings	4 - 6	3 - 4

Second Quarter 2009 Earnings Conference Call

Investors and all others are invited to listen to a conference call discussing second quarter 2009 results.  The conference call is scheduled for Thursday, July 30 at 8:30 a.m. Eastern Time. The call will be broadcast live on the Internet and can be accessed by visiting the Company’s website at www.alliancehealthcareservices-us.com. Click on Audio Presentations in the Investors section of the website to access the link.

The conference call can be accessed at (888) 694-4676 (United States) or (973) 582-2737 (International).  Interested parties should call at least 5 minutes prior to the call to register.  A telephone replay will be available until October 30, 2009.  The telephone replay can be accessed by calling (800) 642-1687 (United States) or (706) 645-9291 (International).  The conference call identification number is 21097192.

Definition of Adjusted EBITDA

Adjusted EBITDA as defined under the terms of Alliance’s Credit Agreement, is earnings before interest expense and other, net; income tax expense; depreciation expense; amortization expense; noncontrolling interest in subsidiaries; share-based payment; a maximum of $750,000 of severance and related costs in each fiscal year; transaction costs; and other non-cash charges. Adjusted EBITDA is included because the Company’s amended credit agreement uses a measure similar to this to calculate the Company’s compliance with specified covenants.  For a more detailed discussion of Adjusted EBITDA and reconciliation to net income, see the table entitled “Adjusted EBITDA” included in the tables following this release.

About Alliance HealthCare Services

Alliance HealthCare Services is a leading national provider of shared-service and fixed-site diagnostic imaging services, based upon annual revenue and number of diagnostic imaging systems deployed, and a provider of radiation therapy services. Alliance provides imaging and therapeutic services primarily to hospitals and other healthcare providers on a shared and full-time service basis, in addition to operating a growing number of fixed-site imaging and radiation therapy centers.  The Company had 491 diagnostic imaging and radiation therapy systems, including 291 MRI systems and 125 PET or PET/CT systems, and served over 1,000 clients in 46 states at June 30, 2009. The Company operated 109 fixed-site imaging centers (three in unconsolidated joint ventures), which includes systems installed in hospitals or other buildings on or near hospital campuses, medical groups’ offices, or medical buildings and retail sites.  The Company also operated 23 radiation therapy centers and stereotactic radiosurgery facilities (two radiation therapy centers are in unconsolidated joint ventures) as of June 30, 2009.

Forward-Looking Statements

This press release contains forward-looking statements relating to future events, including statements related to investment, development and acquisition activity, the integration of acquired businesses into the Company and the Company’s full year 2009 guidance. In this context, forward-looking statements often address the Company’s expected future business and financial results and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.”  Forward-looking statements by their nature address matters that are uncertain and subject to risks.  Such uncertainties and risks include:  changes in the preliminary financial results and estimates due to the restatement or review of the Company’s financial statements; the nature, timing and amount of any restatement or other adjustments; the Company’s ability to make timely filings of its required periodic reports under the Securities Exchange Act of 1934; issues relating to the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; the Company’s high degree of leverage and its ability to service its debt; factors affecting the Company’s leverage, including interest rates; the risk that the counterparties to the Company’s interest rate swap agreements fail to satisfy their obligations under these agreements; the Company’s ability to obtain financing; the effect of operating and financial restrictions in the Company’s debt instruments; the accuracy of the Company’s estimates regarding its capital requirements; the effect of intense levels of competition in the Company’s industry; changes in the rates or methods of third party reimbursements for diagnostic imaging and radiation oncology services; fluctuations or unpredictability of the Company’s revenues, including as a result of seasonality; changes in the rates or methods of third party reimbursements for diagnostic imaging and radiation oncology services; changes in the healthcare regulatory environment; the Company’s ability to keep pace with technological developments within its industry; the growth in the market for MRI and other services; the disruptive effect of hurricanes and other natural disasters; adverse changes in general domestic and worldwide economic conditions and instability and disruption of credit markets; difficulties the Company may face in connection with recent, pending or future acquisitions, including unexpected costs or liabilities resulting from the acquisitions, diversion of management’s attention from the operation of the Company’s business, and risks associated with integration of the acquisitions; and other risks and uncertainties identified in the Risk Factors section of the Company’s Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission (the “SEC”) as may be modified or supplemented by our subsequent filings with the SEC.  These uncertainties may cause actual future results or outcomes to differ materially from those expressed in the Company’s forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company does not undertake to update its forward-looking statements except as required under the federal securities laws.

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ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(Unaudited)

(in thousands, except per share amounts)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2008	2009	2008	2009

Revenues	$122,781	$130,016	$241,902	$261,804

Costs and expenses:
Cost of revenues, excluding depreciation and amortization	63,487	67,666	126,269	136,545
Selling, general and administrative expenses	15,293	17,426	31,002	35,319
Transaction costs	—	370	—	801
Severance and related costs	179	106	326	288
Depreciation expense	21,665	23,544	43,078	47,194
Amortization expense	1,888	2,761	3,745	5,537
Interest expense and other, net	11,249	11,537	23,065	22,214
Loss on extinguishment of debt	61	—	61	—
Other (income) and expense, net	(271)	(378)	(333)	(634)
Total costs and expenses	113,551	123,032	227,213	247,264
Income before income taxes, earnings from unconsolidated investees, and noncontrolling interest, net of taxes	9,230	6,984	14,689	14,540
Income tax expense	4,156	3,055	6,833	6,216
Earnings from unconsolidated investees	(1,090)	(831)	(2,314)	(1,418)
Net income	6,164	4,760	10,170	9,742
Less: Net income attributable to noncontrolling interest	(1,042)	(593)	(1,636)	(1,247)
Net income attributable to Alliance HealthCare Services, Inc.	$5,122	$4,167	$8,534	$8,495

Comprehensive income, net of taxes
Net income attributable to Alliance HealthCare Services, Inc.	$5,122	$4,167	$8,534	$8,495
Unrealized gain (loss) on hedging transactions, net of taxes	2,963	702	1,225	(160)
Comprehensive income, net of taxes:	$8,085	$4,869	$9,759	$8,335

Earnings per common share attributable to Alliance HealthCare Services, Inc.:
Basic	$0.10	$0.08	$0.17	$0.16
Diluted	$0.10	$0.08	$0.16	$0.16

Weighted average number of shares of common stock and common stock equivalents:
Basic	51,033	51,655	51,030	51,653
Diluted	51,831	52,158	51,904	52,222

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	December 31,	June 30,
	2008	2009
ASSETS
Current assets:
Cash and cash equivalents	$73,305	$102,912
Accounts receivable, net of allowance for doubtful accounts	67,147	70,098
Deferred income taxes	17,719	17,719
Prepaid expenses and other current assets	10,272	6,842
Other receivables	7,902	7,884
Total current assets	176,345	205,455

Equipment, at cost	836,842	837,520
Less accumulated depreciation	(479,609)	(495,919)
Equipment, net	357,233	341,601

Goodwill	193,430	194,199
Other intangible assets, net	110,720	105,233
Deferred financing costs, net	7,173	6,219
Other assets	38,822	33,076
Total assets	$883,723	$885,783

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,468	$14,303
Accrued compensation and related expenses	18,575	15,559
Accrued interest payable	3,642	3,379
Other accrued liabilities	38,446	34,937
Current portion of long-term debt	7,743	6,875
Total current liabilities	89,874	75,053

Long-term debt, net of current portion	365,323	366,999
Senior subordinated notes	289,496	290,619
Other liabilities	7,901	7,662
Deferred income taxes	102,136	106,457
Total liabilities	854,730	846,790

Stockholders’ equity:
Common stock	514	515
Treasury stock	(430)	(430)
Additional paid-in capital	4,606	7,528
Accumulated comprehensive loss	(2,159)	(2,319)
Retained earnings	20,996	29,491
Total Alliance HealthCare Services, Inc. stockholders’ equity	23,527	34,785
Noncontrolling interest	5,466	4,208
Total stockholders’ equity	28,993	38,993
Total liabilities and stockholders’ equity	$883,723	$885,783

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2008	2009
Operating activities:
Net income attributable to Alliance HealthCare Services, Inc.	$8,534	$8,495
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	2,262	1,712
Share-based payment	2,759	3,030
Depreciation and amortization	46,823	52,731
Amortization of deferred financing costs	1,147	1,161
Accretion of discount on senior subordinated notes	979	1,123
Adjustment of derivatives to fair value	(12)	(553)
Distributions greater than (less than) undistributed earnings from investees	436	(92)
Noncontrolling interest in subsidiaries	2,933	(1,258)
Deferred income taxes	2,784	4,426
Excess tax benefit from share-based payment arrangements	(21)	(8)
Gain on sale of assets	(333)	(753)
Loss on extinguishment of debt	61	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(3,556)	(4,586)
Prepaid expenses and other current assets	(1,237)	3,452
Other receivables	613	214
Other assets	(2,483)	(6,274)
Accounts payable	(8,468)	(1,403)
Accrued compensation and related expenses	(1,488)	(3,016)
Accrued interest payable	(1,065)	(263)
Income taxes payable	—	81
Other accrued liabilities	1,669	754
Other liabilities	308	(162)
Net cash provided by operating activities	52,645	58,811

Investing activities:
Equipment purchases	(26,629)	(33,864)
(Increase) decrease in deposits on equipment	(323)	3,069
Acquisitions, net of cash received	(10,688)	(1,343)
Decrease in cash in escrow	—	2,780
Investment in unconsolidated joint ventures	—	(240)
Proceeds from sale of assets	2,272	4,336
Net cash used in investing activities	(35,368)	(25,262)

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2008	2009

Financing activities:
Principal payments on equipment debt	(2,010)	(4,207)
Proceeds from equipment debt	—	415
Principal payments on term loan facility	(15,000)	—
Principal payments on senior subordinated notes	(3,541)	—
Payments of debt issuance costs	(870)	(207)
Payments of debt retirement costs	(61)	—
Proceeds from shared-based payment arrangements	83	49
Excess tax benefit from share-based payment arrangements	21	8
Net cash used in financing activities	(21,378)	(3,942)

Net (decrease) increase in cash and cash equivalents	(4,101)	29,607
Cash and cash equivalents, beginning of period	120,892	73,305
Cash and cash equivalents, end of period	$116,791	$102,912

Supplemental disclosure of cash flow information:
Interest paid	$23,584	$20,843
Income taxes paid, net of refunds	4,617	(1,249)

Supplemental disclosure of non-cash investing and financing activities:
Net book value of assets exchanged	$27	$429
Capital lease obligations related to the purchase of equipment	1,645	5,307
Capital lease obligations transferred	—	(707)
Comprehensive income (loss) from hedging transactions, net of taxes	1,225	(160)
Equipment purchases in accounts payable	323	118

ALLIANCE HEALTHCARE SERVICES, INC.

ADJUSTED EBITDA

(in thousands)

Adjusted EBITDA represents net income before interest expense and other, net; income tax expense; depreciation expense; amortization expense; noncontrolling interest in subsidiaries; share-based payment; a maximum of $750,000 of severance and related costs in each fiscal year; transaction costs and other non-cash charges.  Adjusted EBITDA is not a presentation made in accordance with accounting principles generally accepted in the United States of America.  Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as  a measure of profitability or liquidity.  Adjusted EBITDA is included because the Company’s amended credit agreement uses a measure similar to this to calculate the Company’s compliance with covenants such as interest coverage ratio (as defined in Section 7.6A of the Company’s amended credit agreement), consolidated leverage ratio (as defined in Section 7.6B of the Company’s amended credit agreement) and consolidated senior leverage ratio (as defined in Section 7.6J of the Company’s amended credit agreement).  The Company’s failure to comply with these covenants could result in the amounts borrowed under these instruments, together with accrued interest and fees, becoming immediately due and payable.  If the Company is not able to refinance this debt when it becomes due, the Company could become subject to bankruptcy proceedings.  Per the credit agreement, the Company was required to maintain a maximum consolidated leverage ratio not to exceed 4.00 to 1.00 as of both June 30, 2008 and 2009, a maximum consolidated senior leverage ratio not to exceed 3.00 to 1.00 as of June 30, 2008 and 2009, and a minimum interest coverage ratio in excess of 2.75 to 1.00 for the years ended June 30, 2008 and 2009.  When an acquisition has been consummated in the prior 12 month period, the Company is required to calculate these ratios using an adjustment as if the acquisition had been consummated on the first day of the 12 month period.  The Company was in compliance with these covenants for the quarters ended June 30, 2008 and 2009.  While Adjusted EBITDA is used to measure the Company’s compliance with its debt covenants, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The calculation of Adjusted EBITDA in accordance with the Company’s amended credit agreement is shown below:

	Second Quarter Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
Net income applicable to Alliance HealthCare Services, Inc.	$5,122	$4,167	$8,534	$8,495
Income tax expense	4,156	3,055	6,833	6,216
Interest expense and other, net	11,249	11,537	23,065	22,214
Amortization expense	1,888	2,761	3,745	5,537
Depreciation expense	21,665	23,544	43,078	47,194
Share-based payment (included in selling, general and administrative expenses)	1,233	1,351	2,759	2,998
Noncontrolling interest in subsidiaries	1,042	593	1,636	1,247
Severance and related costs	179	106	326	288
Transaction costs	—	370	—	801
Loss on extinguishment of debt	61	—	61	—
Other non-cash charges (included in other income and expenses, net)	33	522	197	849
Adjusted EBITDA	$46,628	$48,006	$90,234	$95,839

ALLIANCE HEALTHCARE SERVICES, INC.

ADJUSTED EBITDA (continued)

(in thousands)

Consolidated leverage ratio, as of the last day of any fiscal quarter, is defined under the Company’s credit agreement as the ratio of the consolidated total debt as of that date to the consolidated Adjusted EBITDA for the four fiscal quarters ending on that date.  The Company is required under its amended credit agreement to maintain a maximum consolidated leverage ratio not to exceed 4.00 to 1.00. As of June 30, 2008 and 2009, our consolidated leverage ratio was as follows:

	June 30,
	2008	2009
Consolidated total debt	$652,869	$664,493
Last 12 months consolidated Adjusted EBITDA	170,285	188,182
Last 12 months consolidated Adjusted EBITDA, as adjusted	177,509	191,947
Consolidated leverage ratio	3.68x	3.46x

Consolidated senior leverage ratio, as of the last day of any fiscal quarter, is defined under the Company’s credit agreement as the ratio of the consolidated senior debt as of that date to the consolidated Adjusted EBITDA for the four fiscal quarters ending on that date. The Company is required under its amended credit agreement to maintain a maximum consolidated senior leverage ratio not to exceed 3.00 to 1.00. As of June 30, 2008 and 2009, the Company’s consolidated senior leverage ratio was as follows:

	June 30,
	2008	2009
Consolidated senior debt	$364,446	$373,874
Last 12 months consolidated Adjusted EBITDA	170,285	188,182
Last 12 months consolidated Adjusted EBITDA, as adjusted	177,509	191,947
Consolidated senior leverage ratio	2.05x	1.95x

Interest coverage ratio is defined under the Company’s credit agreement as the ratio of consolidated Adjusted EBITDA to consolidated cash interest expense for the four fiscal quarter period ending on the last day of any fiscal quarter. The Company is required under its amended credit agreement to maintain a minimum consolidated interest coverage ratio of 2.75 to 1.00. As of June 30, 2008 and 2009, the Company’s interest coverage ratio was as follows:

	June 30,
	2008	2009
Last 12 months consolidated Adjusted EBITDA	$170,285	$188,182
Last 12 months consolidated Adjusted EBITDA, as adjusted	177,509	191,947
Last 12 months consolidated cash interest expense	42,419	41,707
Interest coverage ratio	4.18x	4.60x

The reconciliation from net income to Adjusted EBITDA for the 2009 guidance range is shown below:

	2009 Full Year
	Guidance Range
	(Dollars in millions)
Net income applicable to Alliance HealthCare Services, Inc.	$9	$17
Income tax expense	7	12
Depreciation expense; amortization expense; interest expense and other, net; noncontrolling interest; share-based payment; and other expenses	161	163
Adjusted EBITDA	$177	$192

ALLIANCE HEALTHCARE SERVICES, INC.

SELECTED STATISTICAL INFORMATION

	Second Quarter Ended
	June 30,
	2008	2009
MRI
Average number of total systems	305.1	285.0
Average number of scan-based systems	256.2	246.5
Scans per system per day (scan-based systems)	9.33	9.15
Total number of scan-based MRI scans	163,235	152,839
Price per scan	$378.64	$375.38

Scan-based MRI revenue (in millions)	$61.8	$57.4
Non-scan based MRI revenue (in millions)	6.9	5.2
Total MRI revenue (in millions)	$68.7	$62.6

PET and PET/CT
Average number of systems	79.4	115.9
Scans per system per day	6.25	6.03
Total number of PET and PET/CT scans	33,248	45,557
Price per scan	$1,166	$1,108

Total PET and PET/CT revenue (in millions)	$39.1	$51.7

Revenue breakdown (in millions)
Total MRI revenue	$68.7	$62.6
PET and PET/CT revenue	39.1	51.7
Radiation oncology, other modalities and other revenue	15.0	15.7
Total revenues	$122.8	$130.0

	2008	2009
Total fixed-site revenue (in millions)
Second quarter ended June 30	$24.9	$29.8

ALLIANCE HEALTHCARE SERVICES, INC.

SELECTED STATISTICAL INFORMATION

MRI REVENUE GAP

(in millions)

The Company utilizes the MRI revenue gap as a statistical measure of its MRI client losses and new client contracts.  The MRI revenue gap is calculated by measuring the difference between (a) the quarterly MRI revenue run rate lost as a result of clients choosing to terminate contracts with the Company, excluding clients for which Alliance provides interim service and clients that the Company elects to terminate, and (b) projected quarterly new MRI revenue from new client contracts commencing service in the quarter.

The MRI revenue gap for the last eight calendar quarters and the last twelve month period ended June 30, 2009 is as follows:

	(a)	(b)
	Revenue	New	MRI
	Lost	Revenue	Revenue Gap
2007
Third Quarter	$(9.7)	$4.1	$(5.6)
Fourth Quarter	(10.1)	6.5	(3.6)

2008
First Quarter	$(8.4)	$3.3	$(5.1)
Second Quarter	(9.1)	4.7	(4.4)
Third Quarter	(7.0)	2.2	(4.8)
Fourth Quarter	(7.7)	4.0	(3.7)

2009
First Quarter	$(5.7)	$2.3	$(3.4)
Second Quarter	(9.0)	6.8	(2.2)

Last Twelve Months Ended June 30, 2009	$(29.4)	$15.3	$(14.1)